CONTACT:	JoAnn McMinn SVP, Investor Relations Officer (814) 231-5779

HEADLINE:	Omega Announces Third Quarter Earnings

FOR IMMEDIATE RELEASE — October 2004 —

STATE COLLEGE, PA – Omega Financial Corporation (NASDAQ:OMEF) reported third quarter 2004 net income of $3.552 million, a reduction of $788,000, or 18.2%, when compared to the same period last year, company officials said. Diluted earnings per share are $0.42 for the quarter as compared to $0.51 in 2003, said David B. Lee, Omega’s chairman and chief executive officer. The company’s common share dividends declared rose by 3.4% to $0.30 from $0.29 in the same quarter last year.

“A consistent factor exerting considerable pressure on our earnings throughout the year has been the declining interest rate margin,” Lee said, noting that the margin has shrunk by 9.3% for the quarter and 8.7% for the year to date. He attributed the declining margin to the low-rate environment that has predominated throughout the year. In addition, the company’s gains on securities for the quarter fell significantly from the third quarter of 2003, falling 76.7%.

For the year to date, the company’s net income is $ $11.087 million compared to $12.794 million for 2003. Per share diluted earnings are $1.30, compared to $1.49 for last year. Omega’s common share dividends declared are up 3.4% to $0.90 from $0.87, Lee said.

In spite of increased operating costs during the quarter due to activities related to Omega Financial’s acquisition of Sun Bancorp, the company’s non-interest expense for the year to date have fallen by 4.1%. Lee credited that figure to the company’s continuing effort to control overall operating costs while pursuing new product and marketplace opportunities. The Sun transaction, which was consummated on October 1, 2004, should add to Omega’s earnings per share by the end of the first full year of combined operations.

“As we continue to control our operating costs, we are enhancing our non-traditional products as a means of fostering more total relationships with existing and potential customers,” Lee said.

With the completion of the Sun acquisition, the company now serves 13 Pennsylvania counties through Omega Bank and its divisions Sun Bank and Guaranty Bank. The acquisition expanded Omega’s market presence to 67 Offices in Bedford, Blair, Centre, Clinton, Dauphin, Huntingdon, Juniata, Luzerne, Lycoming, Mifflin, Northumberland, Snyder and Union counties. Omega recently opened a new Asset Management and Trust facility in Bedford County.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Selected financial highlights are summarized on the following page.

This news release contains certain forward-looking statements about the proposed merger within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” These forward-looking statements are based upon the current beliefs and expectations of Omega’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies’ control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Omega does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) costs related to the integration of the business of Omega are greater than expected; (3) operating costs, customer losses and business disruption following the merger may be greater than expected; (4) adverse governmental or regulatory policies may be enacted; (5) changes in the interest rate environment reduces interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (7) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (8) changes may occur in the securities market.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited
	September 30,	December 31,
Assets	2004	2003

Cash and due from banks	$31,822	$32,420
Funds held in escrow	35,979	—
Interest bearing deposits with other financial institutions	23,338	10,682
Federal funds sold	10,100	17,850
Investment securities available for sale	255,705	240,539
Investment in unconsolidated subsidiary	1,114	—
Total loans	772,403	788,144
Less: Allowance for loan losses	(9,707)	(10,569)
Net loans	762,696	777,575
Premises and equipment, net	13,858	14,348
Bank-owned life insurance	38,137	37,134
Other assets	12,349	9,618
TOTAL ASSETS	$1,185,098	$1,140,166

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$163,023	$155,702
Interest bearing	752,038	751,878
Total deposits	915,061	907,580
Short-term borrowings	28,796	33,263
ESOP debt	2,277	2,521
Junior subordinated debt	37,114	—
Long-term debt	25,700	21,600
Other interest bearing liabilities	823	813
Other liabilities	6,308	6,950
TOTAL LIABILITIES	1,016,079	972,727
TOTAL SHAREHOLDERS’ EQUITY	169,019	167,439
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,185,098	$1,140,166

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
	Unaudited
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Interest Income:
Interest and fees on loans	$10,987	$11,716	$33,179	$36,238
Interest and dividends on investment securities	1,774	2,269	5,386	6,725
Other interest income	158	42	305	264
TOTAL INTEREST INCOME.	12,919	14,027	38,870	43,227
Interest Expense:
Interest on deposits	2,738	2,897	8,073	9,536
Interest on short-term borrowings	151	68	299	265
Interest on long-term debt and
other interest bearing liabilities	257	273	749	768
TOTAL INTEREST EXPENSE	3,146	3,238	9,121	10,569
NET INTEREST INCOME	9,773	10,789	29,749	32,658
Provision for loan losses		100		350
INCOME FROM CREDIT ACTIVITIES	9,773	10,689	29,749	32,308
Other Income:
Service fees on deposit accounts	1,652	1,452	4,568	4,318
Service fees on loans	232	350	879	1,131
Earnings on bank-owned life insurance	319	330	1,003	1,103
Trust fees	790	934	2,589	2,738
Gain (loss) on sale of loans and other assets	12	2	13	281
Net gains on investment securities	60	257	271	987
Other	853	829	2,617	2,477
TOTAL OTHER INCOME	3,918	4,154	11,940	13,035
Other Expense:
Salaries and employee benefits	4,938	5,132	14,695	15,160
Net occupancy expense	547	587	1,733	1,773
Equipment expense	706	696	2,137	2,092
Data processing service	439	431	1,292	1,271
Other	2,415	2,248	7,465	8,206
TOTAL OTHER EXPENSE	9,045	9,094	27,322	28,502
Income before taxes	4,646	5,749	14,367	16,841
Income tax expense	1,094	1,409	3,280	4,047
NET INCOME	$3,552	$4,340	$11,087	$12,794

Net income per common share:
Basic	$0.42	$0.52	$1.31	$1.54
Diluted	$0.42	$0.51	$1.30	$1.49
Weighted average shares and equivalents:
Basic	8,443,429	8,086,052	8,461,174	8,096,768
Diluted	8,500,451	8,517,424	8,530,007	8,529,741
Dividends declared per share:
Common	$.30	$.29	$.90	$.87
Preferred		$.45		$1.35

	OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
	CONSOLIDATED FINANCIAL HIGHLIGHTS
	(Unaudited)
	(In thousands, except as indicated * )
	For the Quarter			Year to Date
	2004	2003	% Change	2004	2003	% Change

Earnings:
Net income	$3,552	$4,340	(18.2)%	$11,087	$12,794	(13.3)%
Per share statistics: *
Diluted earnings	$.42	$.51	(17.6)%	$1.30	$1.49	(12.8)%
Dividends declared — common	.30	.29	3.4	.90	.87	3.4
Dividends declared — preferred	—	.45	(100.0)	—	1.35	(100.0)
Book value — common	20.01	20.02	0.0	20.01	20.02	0.0
Market value — High	35.31	37.37	(5.5)	38.75	37.74	2.7
Low	29.13	32.92	(11.5)	29.13	31.25	(6.8)
Financial position at September 30:
Assets	$1,185,098	$1,152,161	2.9%	$1,185,098	$1,152,161	2.9%
Deposits	915,061	916,372	(0.1)	915,061	916,372	(0.1)
Net loans	762,696	784,751	(2.8)	762,696	784,751	(2.8)
Shareholders’ equity	169,019	165,097	2.4	169,019	165,097	2.4
Average Balances:
Assets	$1,151,734	$1,155,957	(0.4)%	$1,139,712	$1,147,324	(0.7)%
Deposits	919,926	923,643	(0.4)	908,171	915,200	(0.8)
Net loans	762,735	775,708	(1.7)	770,630	778,577	(1.0)
Shareholders’ equity	168,896	167,057	1.1	170,003	166,016	2.4
Profitability ratios — annualized: *
Return on average assets	1.23%	1.50%	(18.0)%	1.30%	1.49%	(12.8)%
Return on average equity	8.41	10.39	(19.1)	8.70	10.28	(15.4)
Net interest margin — fully tax equivalent	3.89	4.29	(9.3)	3.99	4.37	(8.7)
Shares outstanding at September 30: *
Common	8,444,941	8,080,044	4.5%	8,444,941	8,080,044	4.5%
Preferred	—	219,781	(100.0)%	—	219,781	(100.0)%